UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2006
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 16, 2006, Gramercy Capital Corp. (the “Company”) closed a public offering of 2,250,000 million shares of its common stock for net proceeds of approximately $59.7 million. Wachovia Capital Markets, LLC (“Wachovia”) acted as sole underwriter of this offering, and was also granted an option to purchase up to an additional 337,500 shares to cover over-allotments. Concurrently, the Company’s affiliate, SL Green Realty Corp. (“SL Green”), purchased directly from the Company 750,000 shares of its common stock for net proceeds of approximately $20.1 million. SL Green also has the right to purchase directly from the Company additional shares if Wachovia exercises its over-allotment option so that SL Green purchases 25% of the total shares sold in the public offering.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

1.1           Underwriting Agreement, dated May 11, 2006, among the Company, GKK Capital LP, GKK Manager LLC and Wachovia Capital Markets, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006
	By :	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer